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                                   Exhibit 16
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August 12, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read the paragraphs of Item 1 included in the Form 8-K dated July 31, 2002 of EUPA International Corporation ("EUPA") filed with the Securities and Exchange Commission and are in agreement with the statements contained therein as they relate to Stonefield Josephson, Inc.

Very truly yours,

/s/ Stonefield Josephson, Inc.

Stonefield Josephson, Inc.







                                   Exhibit 16